Exhibit 3.25

Form 207 (revised 9/05) Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $750	Certificate of Limited Partnership Pursuant to Article 6132a-1	This space reserved for office use. FILED In the Office of the Secretary of State of Texas OCT 06 2005 Corporations Section

1. Name of Limited Partnership
The name of the limited partnership is as set forth below:
American Renal Texas II, L.P.

The name must contain the words “Limited Partnership,” or “Limited,” or the abbreviation “L.P.,” “LP,” or “Ltd.” is the last words or letters of its name. The name must not be the name as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

2. Principal Office
The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:
Street Address 5 Cherry Hill Drive
City	State	Zip Code	Country
Danvers	MA	01923	USA
3. Registered Agent and Registered Office
☒ A. The initial registered agent is an organization (cannot be partnership named above) by the name of:
CT Corporation System
OR
☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:
First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:
Street Address	City	State	Zip Code
1021 Main Street, Suite 1150	Houston	TX	77002
4. General Partner Information
The name, mailing address, and the street address of the business or residence of each general partner is as follows:
General Partner 1
Legal Entity: The general partner is a legal entity named:
Texas-ARA LLC

Individual: The general partner is an individual whose name is set forth below:

First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 1
Mailing Address	City	State	Zip Code
5 Cherry Hill Drive	Danvers	MA	01923
STREET ADDRESS OF GENERAL PARTNER 1
Street Address	City	State	Zip Code
5 Cherry Hill Drive	Danvers	MA	01923
General Partner 2
Legal Entity: The general partner is a legal entity named:

Individual: The general partner is an individual whose name is set forth below:
Partner 2-First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 2
Mailing Address	City	State	Zip Code

STREET ADDRESS OF GENERAL PARTNER 2
Street Address	City	State	Zip Code

5. Supplemental Information
Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Effectiveness of Filing
☒ A. This document will become effective when the document is filed by the secretary of state.
OR
☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is
Execution
The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.
Texas-ARA LLC, by American Renal Associates, Inc., its Managing Member, by Christopher T. Ford, Chief Executive Officer
Name of General Partner 1		Name of General Partner 2
/s/ Christopher T. Ford
Signature of General Partner 1		Signature of General Partner 2

Office of the Secretary of State	Filed in the Office of the
Corporations Section	Secretary of State of Texas
P.O. Box 13697	Filing #: 800556055 12/27/2007
Austin, Texas 78711-3697	Document #: 197728294693
(Form 408)	Image Generated Electronically

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is

    American Renal Texas II L.P.

The entity’s filing number is 800556055

2.	The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

1021 Main Street Suite 1150. Houston. TX 77002

3.	The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul Street. Dallas. TX 75201

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 12/27/2007

CT Corporation System

Name of Registered Agent

Marie Hauer

Signature of Registered Agent

FILING OFFICE COPY

Office of the Secretary of State	Filed in the Office of the
Corporations Section	Secretary of State of Texas
P.O. Box 13697	Filing #: 800556055 04/19/2010
Austin, Texas 78711-3697	Document #: 304508732516
(Form 408)	Image Generated Electronically

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is

    American Renal Texas II, L.P.

The entity’s filing number is 800556055

2.	The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

350 N. St. Paul St. Dallas. TX 75201

3.	The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul St. Ste. 2900- Dallas. TX 75201-4234

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 04/19/2010

CT Corporation System

Name of Registered Agent

Kenneth Uva. Vice President

Signature of Registered Agent

FILING OFFICE COPY